As filed with the Securities and Exchange Commission on August 18, 2009
No. 333-144143

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVIS BUDGET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-0918165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Sylvan Way, Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

AVIS BUDGET GROUP, INC. 2007 EQUITY AND INCENTIVE PLAN
(Full title of the plan)

David B. Wyshner
Executive Vice President and Chief Financial Officer
Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, NJ 07054
(973) 496-4700
(Name, address and telephone number, including area code,
of agent for service)

with a copy to:
Karen C. Sclafani
Executive Vice President and General Counsel
Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, NJ 07054
(973) 496-4700

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,500,000 shares (1)	$10.05 (2)	$45,225,000 (2)	$2,523.56

(1)
Plus such additional shares of common stock, par value $0.01 per share of Avis Budget Group, Inc. (the “Company”) as may be issuable pursuant to the anti-dilution provisions of the Company’s 2007 Equity and Incentive Plan.

(2)
Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the high and low market prices of the Company’s common stock reported on the New York Stock Exchange on August 11, 2009.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement File No. 333-144143 is being filed by the registrant, Avis Budget Group, Inc., for the purpose of increasing the number of shares of common stock to be issued under the Avis Budget Group, Inc. 2007 Equity and Incentive Plan (the “Plan”) by 4,500,000 shares, from 8,000,000 shares to 12,500,000 shares, pursuant to General Instruction E on Form S-8 (Registration of Additional Securities).  The contents of the original registration statement (File No. 333-144143) are hereby incorporated by reference and made a part hereof.  The stockholders of the registrant approved amending the Plan for this purpose at the annual meeting of stockholders on June 12, 2009.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, filed by the Company with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 26, 2009;

(b)	the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2009;

(c)	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 filed with the SEC on May 7, 2009 and August 6, 2009, respectively;

(d)	the Company’s Current Reports on Form 8-K filed on March 27, 2009, June 18, 2009, July 22, 2009 and July 24, 2009; and

(e)	the description of the Company’s common stock contained in the Company’s Form 8-A/A filed with the SEC on August 18, 2009.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  In no event, however, will any information that the Company discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the SEC be incorporated by reference into, or otherwise become part of, this registration statement.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 5.  Interests of Named Experts and Counsel.

Karen C. Sclafani, Esq. has rendered an opinion on the validity of the securities being registered under the Plan pursuant to this registration statement.  Ms. Sclafani is Executive Vice President and General Counsel of the Company.  A copy of this opinion is attached as Exhibit 5 to this registration statement.  Ms. Sclafani holds shares of common stock of the Company, restricted stock units and options to acquire shares of common stock of the Company.

Item 8.  Exhibits.

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of Avis Budget Group, Inc. (formerly known as “Cendant Corporation”) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 5, 2006).

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 27, 2009).

5	Opinion of Karen Sclafani, Esq. as to the validity of the shares of the Company’s common stock (including consent).*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Karen Sclafani, Esq. (included in Exhibit 5 to this registration statement).*

24	Power of Attorney (included on signature page).*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany, State of New Jersey on the 18th day of August, 2009.

AVIS BUDGET GROUP, INC.

By:	/s/ Brett D. Weinblatt
	Name:	Brett D. Weinblatt
	Title:	Senior Vice President and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David B. Wyshner, Brett D. Weinblatt, Karen C. Sclafani and Jean M. Sera, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including additional post-effective amendments) and additions to this Post Effective Amendment No. 1 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ronald L. Nelson	Chairman of the Board, Chief Executive Officer and Director	August 18, 2009
Ronald L. Nelson

/s/ F. Robert Salerno	President and Chief Operating Officer and Director	August 18, 2009
F. Robert Salerno

/s/ David B. Wyshner	Executive Vice President and Chief Financial Officer	August 18, 2009
David B. Wyshner

/s/ Mary C. Choksi	Director	August 18, 2009
Mary C. Choksi

/s/ Leonard S. Coleman	Director	August 18, 2009
Leonard S. Coleman

Signatures	Title	Date

/s/ Martin L. Edelman	Director	August 18, 2009
Martin L. Edelman

/s/ John D. Hardy, Jr.	Director	August 18, 2009
John D. Hardy, Jr.

/s/ Lynn Krominga	Director	August 18, 2009
Lynn Krominga

/s/ Eduardo G. Mestre	Director	August 18, 2009
Eduardo G. Mestre

/s/ Stender E. Sweeney	Director	August 18, 2009
Stender E. Sweeney

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of Avis Budget Group, Inc. (formerly known as “Cendant Corporation”) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 5, 2006).

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 27, 2009).

5	Opinion of Karen Sclafani, Esq. as to the validity of the shares of the Company’s common stock (including consent).*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Karen Sclafani, Esq. (included in Exhibit 5 to this registration statement).*

24	Power of Attorney (included on signature page).*

* Filed herewith.